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                                                                    Exhibit 32.1



In connection with the Quarterly Report of Daleco Resources Corporation (the "Company") on Form 10-QSB for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on May 17, 2004 and as amended May 28, 2004 (the "Report"), I, Gary J. Novinskie, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                  /s/ Gary J. Novinskie
                                          -------------------------------------
                                         Gary J. Novinskie
                                         President and Chief Financial Officer
                                         November 18, 2004